April 24, 2007

McLaughlin & Stern, LLP
260 Madison Avenue
New York, NY 10016

Gentlemen:

Each of the undersigned hereby request that you act as escrow agent (the “Escrow Agent”) in connection with the Waiver, Rescission and Settlement Agreement the (“Settlement Agreement”) dated the date hereof by and between the undersigned (the “Investors”) and Spatialight, Inc., a New York corporation (“SpatiaLight”). Except as otherwise specifically provided herein, the obligations of the Investors hereunder shall be several and not joint. Unless otherwise defined herein, the capitalized terms utilized herein shall have the meanings ascribed to such terms in the Settlement Agreement.

As used in this Escrow Agreement, the following terms have the meanings set forth below:

“Common Shares” means the common stock, $.01 par value per share, of SpatiaLight.

“Remaining Settlement Liability” means, on any date, the difference between the Settlement Amount (as set forth in the Settlement Agreement) and the gross proceeds received as of that date by an Investor from the sale of Common Shares originally acquired by an Investor pursuant to the November 2006 Financing, the February 2007 Financing, or the February 2007 Wavier.

“VWAP” means, on any date, the five day volume weighted average price of the Common Shares for transactions on the NASDAQ Stock Market if the Common Shares are then trading on the NASDAQ Stock Market or the OTC Bulletin Board if the Common Shares are not then traded on the NASDAQ Stock Market but are traded on the OTC Bulletin Board for the five (5) trading days immediately preceding such date, or if the Common Shares are not then traded on the NASDAQ Stock Market or the OTC Bulletin Board, the most recent bid price for the Common Shares as reported by the Pink Sheets, LLC.

Each Investor and SpatiaLight will deliver to the Escrow Agent and the Escrow Agent is hereby authorized and directed to receive and hold the following Common Shares (the “Escrow Shares”) and to distribute the Escrow Shares as set forth in this Escrow Agreement:

a.
On the date of this Escrow Agreement, each Investor has delivered to Escrow Agent a certificate or certificates in the name of such Investor representing the number of Common Shares set forth on Exhibit A (the “Investor Contributed Shares”), representing all of the Common Shares acquired by such Investor pursuant to the November 2006 Financing, the February 2007 Financing or the February 2007 Waiver that have not previously been sold by such Investor

McLaughlin & Stern, LLP
April 24, 2007

b.
On the date of this Escrow Agreement, SpatiaLight has delivered to the Escrow Agent a certificate or certificates in the name of each Investor representing the number of Common Shares (the “Initial SpatiaLight Contributed Shares”) equal to the difference between (i) the Remaining Settlement Liability with respect to each Investor, divided by the VWAP on the date of this Escrow Agreement, and (ii) the Investor Contributed Shares from such Investor.

c.
If at the end of any calendar month during the term of the Escrow Agreement, the number of Escrow Shares (excluding for the purposes of this computation, the Escrow Shares that are then saleable pursuant to an effective registration statement or Rule 144(k)) multiplied by the VWAP on that date is less than the greater of (i) $300,000 or (ii) 50% of the Remaining Settlement Liability for any Investor, SpatiaLight will deliver to the Escrow Agent a certificate or certificates in the name of such Investor representing the number of Common Shares (the “Additional SpatiaLight Contributed Shares”) necessary so that the total number of Escrow Shares plus the number of previously distributed Escrow Shares then held by such Investor shall be equal to the Remaining Settlement Liability for such Investor, divided by the VWAP on such date; provided, however, that SpatiaLight shall not have any obligation under this paragraph to issue Additional SpatiaLight Contributed Shares in excess of the number of authorized and unissued and unreserved Common Shares on the date of the issuance.

d.	The number of Investor Contributed Shares, SpatiaLight Contributed Shares and Remaining Settlement Liability, as of the date hereof, for each Investor is set forth on Exhibit A.

e.
The certificates under paragraphs b and c above shall be in denominations of 200,000 shares unless a certificate for a lesser denomination is required to be delivered in order for the correct number of Escrow Shares to be held in escrow pursuant to this Escrow Agreement.

It is a condition of this Escrow Agreement that the Escrow Shares shall be held and delivered according to the following terms:

1. (a) From time to time after the date of this Escrow Agreement, within three (3) business days (four (4) business days commencing after the delivery of the Remaining Settlement Liability Notice, as described below) after written notice from an Investor to SpatiaLight and the Escrow Agent (each, a “Distribution Notice”), the Escrow Agent shall deliver a certificate or certificate(s) to or at the direction of such Investor for the number of Escrow Shares specified in the Distribution Notice; provided however, that an Investor shall not be entitled to request and the Escrow Agent shall not deliver to an Investor Common Shares with an aggregate value (based on the VWAP on the date of the Distribution Notice and the number of shares requested) in excess of the Remaining Settlement Liability, except as described in paragraph (b) below or which, when added to all other Common Shares then owned by such Investor would exceed 9.99% of the total Common Shares then outstanding. Each Distribution Notice shall state: (i) the number of Common Shares then outstanding based upon the SEC Documents and the number of shares issued pursuant to this Escrow Agreement and the Equity Credit Agreement since the last SEC Document; (ii) the number of previously delivered Escrow Shares then beneficially owned by such Investor and all its affiliates and a certification that after the distribution the Investor will not beneficially own more than 9.99% of the total outstanding Common Stock; (iii) an accounting of all sales of Common Shares by such Investor and all of its affiliates (including transaction confirmations and monthly statements) since the date of this Agreement or the date of the last Distribution Notice if later; (iv) the number of Escrow Shares to be distributed and the date of the proposed distribution; and (v) the Remaining Settlement Liability as of the date of the notice, showing the computation of the same. The Escrow Agent may conclusively rely on the Distribution Notice and shall have no duty of investigation in connection therewith.

McLaughlin & Stern, LLP
April 24, 2007

(b) Each Distribution Notice, shall be in the form annexed hereto as Exhibit B and shall be for a minimum of the lesser of (i) 200,000 shares or (ii) the Maximum Share Distribution set forth on Exhibit A with respect to the Investor submitting such Distribution Notice; provided however in the event that the Remaining Settlement Liability is less than the product of the lesser of the two forgoing amounts and the VWAP, then the Distribution Notice may be for such lesser number of shares. In the event that the Escrow Agent holds certificates in denominations in excess of the amount set forth in the Distribution Notice, then the Escrow Agent may deliver a certificate for shares in excess of the amount set forth in the Distribution Notice and the Investor shall promptly deliver a certificate for such excess to SpatiaLight.

(c) In the event that the number of Escrow Shares then held by the Escrow Agent is less than the number of shares set forth in the Distribution Notice, then the Escrow Agent shall deliver to the Investor the number of Escrow Shares, then held in escrow by the Escrow Agent. The Escrow Agent shall not deliver the Investor Contributed Shares to an Investor pursuant to this paragraph until such time as such shares are eligible for resale pursuant to Rule 144(k) or an effective registration statement.

(d) If at the end of any calendar month during the term of the Escrow Agreement, the number of Escrow Shares then held by the Escrow Agent plus the number of Escrow Shares previously distributed to each Investor that remain in the possession of such Investors multiplied by the VWAP on that date is greater than 150% of the Remaining Settlement Liability, then within five (5) Trading Days of the receipt of written notice (the “Excess Share Notice”), as described below, and provided that the Escrow Agent has not received a written objection thereto by the applicable Investor, the Escrow Agent shall deliver to SpatiaLight a certificate or certificates in the name of such Investor representing the number of Common Shares necessary so that the total number of Escrow Shares that do not bear a restrictive legend then held by the Escrow Agent plus the number of previously distributed Escrow Shares then held by such Investor shall be equal to the Remaining Settlement Liability for such Investor, divided by the VWAP on such date (the “Excess Shares”). The Excess Share Notice shall contain the calculation of Excess Shares set forth in this Section 1(d) and shall be sent by SpatiaLight to the Investor and the Escrow Agent. In the event of an objection by an Investor within three (3) Trading Days of the receipt of the Excess Share Notice, the Escrow Agent shall continue to hold the number of disputed Excess Shares and shall return to SpatiaLight the number of undisputed Excess Shares. In the event that the certificates held by the Escrow Agent are not in the exact denomination of the number of Excess Shares, then the Escrow Agent shall deliver to SpatiaLight an approximate the number of Excess Shares and SpatiaLight shall cause the Transfer Agent to deliver to the Escrow Agent certificates in smaller denominations such that the Escrow Agent can deliver to SpatiaLight the appropriate number of Excess Shares.

McLaughlin & Stern, LLP
April 24, 2007

2. At anytime after the Remaining Settlement Liability for an Investor is less than $200,000, SpatiaLight may send to the Escrow Agent a notice (the “Remaining Settlement Liability Notice”). The Remaining Settlement Liability Notice shall contain instructions to the Escrow Agent not to release Escrow Shares until the third (3rd) business day following the Escrow Agent’s receipt of the Remaining Settlement Liability Notice. Following the delivery of the Remaining Settlement Liability Notice, if SpatiaLight does not provide the Escrow Agent with written objection to any proposed distribution as set forth in a Distribution Notice, within two (2) business days of receiving the Distribution Notice, the Escrow Agent shall distribute Escrow Shares to an Investor in the amount and on the date set forth in the Distribution Notice. If SpatiaLight provides the Escrow Agent with a written objection to the distribution of Escrow Shares, within two (2) business days of receiving the Distribution Notice, the Escrow Agent shall not make any distribution of Escrow Shares (or shall make a distribution of such lesser amount that SpatiaLight indicates would not be objectionable) and the dispute shall be resolved in accordance with paragraph 12 below.

3. Notwithstanding any other provision of this Escrow Agreement, except in the event of a default by SpatiaLight under this Escrow Agreement or the Settlement Agreement, no Investor shall submit to the Escrow Agent a Distribution Notice relating to a number of Escrow Shares in excess of the amount which, when added to all previous Escrow Shares distributed pursuant to this Escrow Agreement that are then beneficially owned by such Investor, would exceed the Maximum Share Distribution set forth on Exhibit A with respect to such Investor.

4. Except as expressly set forth in this Escrow Agreement, the Escrow Agent shall disregard any and all instructions and warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

5. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely upon and shall be protected in relying upon or refraining from acting upon any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, except for fraud or willful misconduct and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent=s attorney shall be evidence of such good faith; provided that, such attorney is not a member or affiliate of the Escrow Agent. Any expense of the Escrow Agent in connection with obtaining any such advice shall be paid by SpatiaLight and the Investors, jointly and severally.

McLaughlin & Stern, LLP
April 24, 2007

6. In the event of a dispute regarding the distribution of the Escrow Shares, the Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent=s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

7. The Escrow Agent=s duties hereunder may be altered, amended, modified or revoked only by a writing signed by each of the parties hereto and the Escrow Agent.

8. This Escrow Agreement shall terminate and the Escrow Agent shall deliver to SpatiaLight’s transfer agent any Escrow Shares then in the possession of the Escrow Agent and the Investor shall deliver to SpatiaLight any previously distributed Escrow Shares in Investor’s possession upon the acknowledgement by an Investor or the entry of an order, decree, judgment or other determination by a court or other judicial body with jurisdiction over the parties that the Remaining Settlement Liability is zero. Upon delivery of such remaining Escrow Shares to SpatiaLight, the Escrow Agent’s responsibilities hereunder shall terminate.

9.  This Escrow Agreement shall terminate and the Escrow Agent shall deliver to SpatiaLight’s transfer agent any Escrow Shares then in the possession of the Escrow Agent if SpatiaLight (a) makes an assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition; (c) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (d) files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, termination, or similar relief under any law; (e) files an answer or other pleading admitting or fails to contest the material allegations of a petition filed against it in a proceeding of the type described in clauses (a) through (d); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or (f) has commenced against it a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without SpatiaLight's consent or acquiescence, a trustee, receiver, or liquidator of all or any substantial part of its properties has been appointed and ninety (90) days have expired without the appointment's having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

10. The Escrow Agent may resign, with respect to any individual Investor, by written notice to such Investor and SpatiaLight. In the event of any such resignation, such Investor and SpatiaLight shall appoint a successor escrow agent with respect to such Investor and shall notify the Escrow Agent of such appointment. Upon receipt of the notice of appointment of a successor escrow agent, the Escrow Agent shall promptly deliver to such successor escrow agent all Escrow Shares relating to such Investor, whereupon the Escrow Agent=s responsibilities hereunder shall terminate with respect to such Investor.

McLaughlin & Stern, LLP
April 24, 2007

11. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

12. If any dispute arises with respect to the delivery and/or ownership or right of possession of the Escrow Shares or in the event that the Escrow Agent resigns and a successor escrow agent is not appointed within five (5) days after written notice, the Escrow Agent is authorized and directed in the Escrow Agent=s sole discretion (a) to retain in the Escrow Agent=s possession without liability to anyone, all or any part of said Escrow Shares until (i) a successor escrow agent is appointed or (ii) such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, as the case may be or (b) to deliver the Escrow Shares to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor and interplead the parties to determine to whom the disputed Escrow Shares should be delivered, whereupon the Escrow Agent shall have no further obligation with respect to such Escrow Shares.

13. Each of the parties hereto agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from fraud, gross negligence or willful misconduct of the Escrow Agent.

14. Notwithstanding anything contained herein to the contrary, the parties acknowledge that the Escrow Agent is counsel for one of the Investors and nothing herein contained shall affect or impair the Escrow Agent’s ability to act as counsel for any of the Investors in connection with any dispute with SpatiaLight in connection with the transactions contemplated hereby or otherwise.

15. Any notice required or permitted hereunder shall be given in writing.

16. By signing this Escrow Agreement, the Escrow Agent does not become a party to any other agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions or a Distribution Notice, which may be signed in counterpart, shall be legal and binding on all parties hereto.

McLaughlin & Stern, LLP
April 24, 2007

18. Any reference to the number of shares or the VWAP for the Common Shares in this Agreement shall be adjusted from time to time as necessary to reflect the effect of any stock splits, stock dividends, reverse splits, combinations, exchanges, or other similar transactions.

19. In connection with the Escrow Agent’s performance of services hereunder, the Escrow Agent shall receive an escrow fee in an amount equal to the product of: (i) 0.5% and (ii) the proceeds from the sale of Escrow Shares distributed during each month. The escrow fee shall be payable monthly by SpatiaLight and the failure of SpatiaLight to pay the invoice, which failure shall continue for a period of thirty (30) days after the payment is due, the Escrow Agent may recover the full amount of such fee from SpatiaLight.

SPATIALIGHT: SPATIALIGHT INC. By: David F. Hakala Name: David F. Hakala Title: CEO

McLaughlin & Stern, LLP
April 24, 2007

INVESTORS:

SOUTHRIDGE PARTNERS LP

By:  /s/ Steve Hicks
Name:  Steve Hicks
Title:
Address:    Southridge Partners LP
90 Grove Street
Ridgefield, CT 06877

SOUTHSHORE CAPITAL FUND LTD.

By:  /s/ David Sims
Name:  David Sims
Title:
Address:    Southshore Capital Fund Ltd.
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 972
Road Town, Tortola
BVI

PIERCE DIVERSIFIED STRATEGY
MASTER FUND, LLC, ENA

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

ENABLE OPPORTUNITY PARTNERS LP

By:  Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

McLaughlin & Stern, LLP
April 24, 2007

ENABLE GROWTH PARTNERS LP

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

IROQUOIS MASTER FUND LTD.

By:  /s/ Joshua Silverman
Name:  Joshua Silverman
Title:
Address:    Iroquois Master Fund Ltd.
641 Lexington Avenue,
26th Floor
New York, New York 10022

ACCEPTED BY:
ESCROW AGENT

MCLAUGHLIN & STERN, LLP

By:  _________________________________
Name:
Title:

EXHIBIT A

NUMBER OF CONTRIBUTED SHARES AND
REMAINING LIABILITY

Investor	Investor Contributed Shares	SpatiaLight Contributed Shares	Remaining Settlement Liability	Maximum Share Distribution

Southridge Partners LP	1,521,361	2,194,388	$1,523,457	375,000
Southshore Capital Fund Ltd.	213,787	1,025,030	$507,915	125,000
Pierce Diversified Strategy Master Fund, LLC, ENA	73,358	111,369	$75,738	25,000
Enable Opportunity Partners LP	146,716	222,740	$151,477	50,000
Enable Growth Partners LP	1,247,085	1,893,291	$1,287,554	425,000
Iroquois Master Fund Ltd.	800,000	1,171,090	$808,147	500,000

EXHIBIT B

FORM OF DISTRIBUTION NOTICE

Pursuant to Paragraph 1 of that certain Escrow Agreement by and among the undersigned, SpatiaLight, Inc., a New York corporation (“SpatiaLight”), and McLaughlin & Stern as escrow agent, the undersigned hereby requests the distribution of ________________ (the “Distribution Amount”) shares of SpatiaLight common stock, $.01 par value per share (the “Common Shares”) on ______________, 20__.

Number of Common Shares Outstanding	__________________
Number of Common Shares Issued Since Last SEC Report	__________________
Total Common Shares Outstanding	__________________

Previously Delivered Common Shares Presently Owned	__________________
Shares to be Issued under this Distribution Notice	__________________
Other Shares Owned	__________________
Total	__________________

Initial Settlement Liability	$__________________
Proceeds from Sale of Common Shares	$__________________
Remaining Settlement Liability	$__________________

The undersigned represents and warrants that the number of Common Shares presently owned plus the Distribution Amount will be less than 9.99% of the outstanding Common Shares as of the date hereof. In addition, the undersigned represents and warrants that the aggregate VWAP of the Distribution Amount is less than the Remaining Settlement Liability.

INVESTOR: ___________________________________ By: ________________________________ Name: Title: